Exhibit 21

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2024
Name of Subsidiary	Domicile
Axium Equipment, LLC	IL
Bay Worx Industries, LLC	TX
CJB Prime Property, LLC	DE
Heritage Aviation Services LLC	NV
Holden America IL, LLC	IL
Holden Sales & Service, LLC	IL
International Industrial Indemnity Company	VT
McConway & Torley - Anniston, Inc.	DE
MCM Railyard, LLC	DE
Platzer Shipyard, Inc.	DE
Quasar Platform Inc.	AB
Ramptech, LLC	IL
Reunion General Agency, Inc.	TX
RIV 2013 Rail Holdings LLC	DE
RIV II, LLC	DE
RSI Leasing, LLC	DE
RSI Logistics, LLC	DE
TILX GP V, LLC	DE
TILX LP V, LLC	DE
Tribute Rail Holdings, LLC	DE
Tribute Rail LLC	DE
TRIHC 2018 LLC	DE
Trinity Argentina S.R.L.	ARG
Trinity Bay Worx, LLC	DE
Trinity Central Maintenance, LLC	DE
Trinity Heads, Inc.	DE
Trinity Industries Leasing Company	DE
Trinity Industries Railcar Corporation	DE
Trinity Logistics Group, Inc.	TX
Trinity Marks Company	DE
Trinity North American Freight Car, Inc.	DE
Trinity Parts & Components, LLC	DE
Trinity Rail, Inc.	DE
Trinity Rail de México, S. de R.L. de C.V.	MX
Trinity Rail Group, LLC	DE
Trinity Rail Leasing 2010 LLC	DE
Trinity Rail Leasing 2017 LLC	DE
Trinity Rail Leasing 2018 LLC	DE
Trinity Rail Leasing 2019 LLC	DE
Trinity Rail Leasing 2020 LLC	DE
Trinity Rail Leasing 2021 LLC	DE
Trinity Rail Leasing 2022 LLC	DE
Trinity Rail Leasing 2023 LLC	DE
Trinity Rail Leasing V LP	TX
Trinity Rail Leasing VII LLC	DE

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2024
Name of Subsidiary	Domicile
Trinity Rail Leasing Warehouse Trust	DE
Trinity Tank Car, Inc.	DE
TrinityRail Asset Management Company, LLC	DE
TrinityRail Canada Inc.	BC
TrinityRail Commercial Services, LLC	DE
TrinityRail International Holdings, LLC	IL
TrinityRail Investment Holding Company LLC	DE
TrinityRail Leasing Management, Inc.	DE
TrinityRail Maintenance Services, Inc.	DE
TRIP Rail Holdings LLC	DE
TRIP Railcar Co., LLC	DE
Triumph Rail Holdings, LLC	DE
Triumph Rail LLC	DE
TRN Services, LLC	DE
TRP 2021 LLC	DE
TRP 2021 Railcar Holdings LLC	DE
TRP Railcar Co., LLC	DE
Vigilant Systems, Inc.	TX
Waldorf Properties, Inc.	DE